UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:  (502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common, $0.0033 par value	IDSA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 16, 2019 (the “Closing Date”), Industrial Services of America, Inc. (the “Company”) completed its previously announced asset sale (the “Transaction”) pursuant to the Asset Purchase Agreement (the “Purchase Agreement”) dated as of August 16, 2019, by and between the Company and its subsidiaries, and River Metals Recycling LLC (“River Metals”) and its parent company, The David J. Joseph Company.  The sale of the assets was made pursuant to the Purchase Agreement which was previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 19, 2019 (the “Prior 8-K”), and which was described in the Company’s definitive proxy statement first mailed to security holders on October 21, 2019.

Pursuant to the Purchase Agreement, River Metals has acquired substantially all of the assets of the Company and its wholly-owned subsidiaries and assumed certain liabilities of the Company and its wholly-owned subsidiaries.

As previously reported in the Prior 8-K, the Purchase Agreement provided for a base purchase price for the assets of $23.3 million in cash, which price was subject to increase or decrease based on a working capital adjustment, based on a target working capital amount of $8.4 million at the closing. For purposes of the closing, the working capital was estimated to be approximately $5,291,843, resulting in a negative purchase price adjustment of $3,108,157 for the working capital underage.  Within 45 days after the Closing Date (plus certain objection and resolution periods), a final net working capital will be determined.  The final working capital adjustment is supported by a working capital escrow of $600,000 in cash, which was funded out of the base purchase price on the Closing Date.  If the final net working capital is greater than the estimated working capital as of closing, River Metals will pay the Company such excess amount and the working capital escrow amount shall be released to the Company in its entirety.  If the final net working capital is less than the estimated working capital, then the shortfall amount shall be paid to River Metals by the escrow agent from the working capital escrow amount. If such shortfall is greater than the working capital escrow amount, then the Company shall pay to River Metals in cash the amount by which such shortfall amount exceeds the working capital escrow amount.

In addition, $100,000 of the purchase price will be held in escrow to satisfy potential liabilities of the Company relating to the Chemetco Superfund Site in Hartford, Illinois.  The purchase price was also subject to a deduction of approximately $70,000 for a proration of taxes and fees.  The Company had additional closing costs of approximately $1.3 million.

In connection with the consummation of the Transaction, on the Closing Date upon the Company’s payment of approximately $5,600,000, all amounts outstanding under the Loan and Security Agreement dated as of November 9, 2018, between the Company and Bank of America, N.A., were repaid in full.  In addition, on the Closing Date the Company repaid all amounts outstanding (approximately $1.0 million) under the term notes issued to K & R, LLC and 7100 Grade Lane, LLC.

The purchase price was also subject to a deduction of approximately $765,000 related to certain capital leases that were either assumed or paid off by River Metals.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 (incorporated by reference to Exhibit 2.1 to the Prior 8-K), and is incorporated by reference herein.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The information provided under Item 2.01 is incorporated by reference into this Item 2.04.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2019 (the “Separation Date”), pursuant to the Agreement and Release (the “Release”) dated as of December 16, 2019, by and between the Company and Todd Phillips, attached hereto as Exhibit 10.1 and incorporated herein by reference, Mr. Phillips’ full-time employment with the Company was terminated by Company action without Cause (as defined in the Employment Agreement by and between the Company and Mr. Phillips dated January 1, 2018 (the “Employment Agreement”)). Pursuant to the Release, the Company will provide Mr. Phillips with severance pay in an amount equal to Mr. Phillips’ base salary rate in effect immediately before the Separation Date,i.e., $300,000, payable on the first normal payroll date following the receipt of the fully executed Release, so long as such date is on or after December 27, 2019. In addition, pursuant to the Release, the Company will pay the COBRA Premium (as defined in the Employment Agreement) during the 12-month period following the Separation Date.

2

On December 16, 2019, pursuant to the Stock Option Cancellation Agreement dated as of December 16, 2019, by and between the Company and Mr. Phillips, attached hereto as Exhibit 10.2 and incorporated herein by reference, all of Mr. Phillips’ outstanding options to purchase shares of common stock of the Company were cancelled for nominal consideration.

             On December 16, 2019, the Company entered into an Independent Contractor Agreement with Mr. Phillips, attached hereto as Exhibit 10.3 and incorporated herein by reference, pursuant to which Mr. Phillips will perform management services for the Company in the capacities of Chief Executive Officer, President and Chief Financial Officer to assist with the dissolution and winding up of the Company’s business. In exchange for the performance of these services, the Company will pay Mr. Phillips a fee of $75.00 per hour of actual services provided and will reimburse Mr. Phillips for all reasonable out-of-pocket business expenses incurred during the performance of Mr. Phillips’ services.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information provided under Item 2.01 is incorporated by reference into this Item 3.01.

In connection with the consummation of the Transaction, the Company notified the Nasdaq Stock Market (the “Nasdaq”) on December 20, 2019 that the Company expects to file a Form 25 with the SEC on December 30, 2019, to remove the Company’s common stock from listing on the Nasdaq and to deregister the Company’s common stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, the Company intends to file with the SEC a Form 15 requesting the termination of registration of the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 8.01	Other Events

On December 16, 2019, the Company issued a press release relating to the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this item 8.01 by reference.

As previously announced, the Company intends to dissolve and to distribute a portion of the proceeds from the Transaction to its shareholders. The initial distribution amount, anticipated to occur within thirty days of the Closing Date, will be determined by the Company’s board of directors and will be subject to the satisfaction of the liabilities of the Company and certain assumptions.  In determining the initial distribution amount, the Company’s board of directors will consider a number of factors, including estimates of post-closing dissolution costs, payment of liabilities retained on the Closing Date, and contingencies for unidentified liabilities and additional working capital adjustments.  Additional monies may be distributed over time based on cash available, after reflecting any reserve for future contingent liabilities, operating costs and any other uses of cash.

3

Forward-Looking Statements

The statements in this Form 8-K that are not historical, including without limitation statements regarding the Company’s expectations, prospects, strategic plans and statements regarding the Plan of Dissolution approved by its shareholders on November 20, 2019 (the "Plan of Dissolution") or any other future events, constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact should be considered "forward-looking statements" for these purposes. In some cases, forward-looking statements can be identified by the use of such terminology as "may," "will," "expects," "plans," "anticipates," "intends," "believes," "estimates," "potential," or "continues," or the negative thereof or other similar words. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct.

Examples of forward-looking statements include, but are not limited to, those regarding the Transaction and the Plan of Dissolution, including the timing and amount of any distributions to shareholders. Forward-looking statements are subject to inherent risks and uncertainties, and actual results and developments may be materially different from those expressed or implied by the forward-looking statements. Important factors, some of which are outside the Company’s control, that could cause actual results to differ from those expressed or implied by the forward-looking statements and affect the Company’s ability to make shareholder distributions include the amount the Company will be required to pay to satisfy unknown or contingent liabilities in the future; the cost of operating the business through the final liquidation; general business and economic conditions; the possibility that the other anticipated benefits from the sale of the business or the Plan of Dissolution will not be realized; and other risks as set forth in the Company’s filings from time to time with the SEC.

Further information on risks the Company faces is contained in its filings with the SEC, including its Form 10-K for the fiscal year ended December 31, 2018, and the definitive proxy statement on Schedule 14A filed on October 21, 2019. Any forward-looking statement made by the Company speaks only as of the date on which it is made. Factors or events that could cause its actual results to differ may emerge from time to time, and it is not possible to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1

Asset Purchase Agreement dated as of August 16, 2019, by and among River Metals Recycling LLC, The David J. Joseph Company, Industrial Services of America, Inc., ISA Indiana, Inc., ISA Logistics LLC, ISA Real Estate, LLC, ISA Indiana Real Estate LLC, 7021 Grade Lane LLC, 7124 Grade Lane LLC, and 7200 Grade Lane LLC*

10.1	Agreement and Release dated as of December 16, 2019, by and between Industrial Services of America, Inc. and Todd Phillips
10.2	Stock Option Cancellation Agreement dated as of December 16, 2019, by and Industrial Services of America, Inc. and Todd Phillips
10.3	Independent Contractor Agreement dated as of December 16, 2019, by and between Industrial Services of America, Inc. and Todd Phillips
99.1	Press release, dated as of December 16, 2019, issued by Industrial Services of America, Inc.

*Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 19, 2019.

4

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date:	December 20, 2019	By:	/s/ Todd L. Phillips
Todd L. Phillips
President, Chief Executive Officer and Chief Financial Officer